SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              ____________________

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 June 11, 1998
                             Date of Report (Date of
                            Earliest Event Reported)

                          Lady Luck Gaming Corporation
             (Exact name of Registrant as specified in its Charter)


         DELAWARE                           000-22436                           88-0295602

(State or other                            (Commission File                       (IRS Employer
 jurisdiction of                            Number)                                Identification
 incorporation)                                                                    No.)


                            220 Stewart Avenue 89101
                          Las Vegas, Nevada (Zip Code)
                             (Address of principal
                               executive offices)


                                  702-477-3000
               (Registrant's Telephone Number Including Area Code)

                                      N.A.
                 (Former Address, if changed since last Report)



                      The Index to Exhibits is on page 4.

Item 5.  Other Events

     On June 11, 1998, Lady Luck Gaming Corporation (the "Company") consummated the disposition of substantially all the assets associated with its Lady Luck Biloxi casino including real property, the casino barge, and other operating assets to Grand Casinos and has received payment of $15 million cash. Lady Luck Gaming will retain the gaming and computer equipment, and certain real property which is not contiguous with its Lady Luck Biloxi site.

     In accordance with the indenture (the "Indenture") covering the 11-7/8% First Mortgage Notes due 2001 (the "2001 Notes") issued by Lady Luck Gaming Finance Corporation ("LLGFC"), the parent of Lady Luck Biloxi, Inc. ("LLBI"), the Company has 180 days after receiving the $15 million to invest the money in a Related Business (as defined in the Indenture). If the Company does not make an investment or does not invest the $15 million in a Related Business before such time, under certain circumstances, the Company must make an offer to repurchase a portion of the 2001 Notes at a price of 101% of par for the amount of the proceeds that was not invested in a Related Business.

     A copy of the Asset Purchase Agreement dated as of June 2, 1998 by and among the Company, LLBI, LLGFC, Grand Casinos, Inc. ("GCI") and Grand Casinos of Mississippi, Inc.-Biloxi (together with GCI, "Grand") is attached hereto as
Exhibit 2.1.

     A copy of the Company's Press Release dated June 12, 1998 announcing the closing of an agreement to sell substantially all of the assets associated with its Lady Luck Biloxi casino to Grand is attached hereto as Exhibit 99.1.


Item 7.  Financial Statements and Exhibits

     (c)  Exhibits.

     2.1 Asset Purchase Agreement dated June 2, 1998 by and among the Company, LLBI, LLGFC and Grand (schedules and exhibits which are not material, and which will be furnished upon the request of the Commission, are omitted).

     99.1 Press Release of the Company dated June 12, 1998 announcing the closing of an agreement to sell certain of the assets of its Biloxi, Mississippi operation to Grand.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             LADY LUCK GAMING CORPORATION
                                             (Registrant)



                                             By:/s/ Rory J. Reid
                                             Name:  Rory J. Reid
                                             Title: Senior Vice President,
                                                        Secretary and
                                                        General Counsel


Dated: June 22, 1998

                                INDEX TO EXHIBITS


Exhibit
Number    Description                                                               Page

     2.1  Asset  Purchase  Agreement  dated  June  2,  1998 by  and  among  the       5
          Company,  LLBI,  LLGFC and Grand (schedules and exhibits which are not material,  and  which  will  be  furnished  upon  the  request  of the
          Commission, are omitted).

     99.1 Press  Release of the  Company  dated June 12,  1998  announcing  the      47
          closing of an  agreement  to sell certain of the assets of its Biloxi,
          Mississippi operation to Grand.



                                   EXHIBIT 2.1

                            ASSET PURCHASE AGREEMENT

     THIS AGREEMENT is made as of June 2, 1998, among Lady Luck Biloxi, Inc., a Mississippi corporation ("Seller"), Lady Luck Gaming Finance Corporation, a Delaware corporation ("Finance"), Lady Luck Gaming Corporation, a Delaware corporation ("Parent"; Parent and Finance are sometimes collectively referred to herein as the "Parent Companies"), Grand Casinos, Inc., a Minnesota corporation ("Purchaser Parent"), and Grand Casinos of Mississippi, Inc. - Biloxi, a Minnesota corporation ("Buyer").

                                    RECITALS

     A. Seller owns the Lady Luck Biloxi Casino (the "Casino") located at 307 Beach Boulevard, Highway 90, Biloxi, Mississippi, on approximately 8.87 acres of land which are either owned or leased by Seller, and adjacent to which Seller leases from the State of Mississippi certain tidelands areas for the mooring of the Casino Barge (as defined in Section 1.2(a)(iv) hereof) (the Casino, the Casino Barge, the "Equipment" (as defined in Section 1.2(a)(i)), the "Real Estate" (as defined in Section 1.2(a)(ii)) and the "Leased Property" (as defined in Section 1.2(a)(iii)), collectively referred to herein as the "Gaming Facility").

     B. Parent owns all the outstanding common stock of Finance, and Finance owns all the outstanding common stock of Seller. C. Buyer desires to purchase from Seller all real estate and certain personal property owned by Seller (and take by assignment all contracts for lands leased or under option by Seller from third parties) used in connection with the Casino, any buildings constructed thereon (including but not limited to parking garages and other structures) and the Casino Barge (further defined in Section 1.2(a) herein as the "Purchased Assets"), but not including the Excluded Property set forth in
Section 1.2(b) hereof, all on the terms and subject to the conditions contained in this Agreement.

     AGREEMENTS Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                           Purchase and Sale of Assets

     1.1 Agreement to Purchase and Sell. On the terms and subject to the conditions contained in this Agreement, Buyer agrees to purchase from Seller, and Seller agrees to sell to Buyer, as of the Closing Date (as herein defined in
Section 3.3 below), the "Purchased Assets" (as herein defined in Section 1.2 below). All of the Purchased Assets shall be sold to Buyer free and clear of any liens, title claims, encumbrances or security interests of any nature whatsoever, other than those which are included in the Assumed Liabilities (as defined in Section 2.1 below) and the Permitted Exceptions (as defined in
Section 2.2(c) below).

     1. Enumeration of Purchased Assets.

     (a) The Purchased Assets shall consist of the following items:

     (i) all furniture, fixtures, equipment, machinery, vehicles and parts owned by Seller and located at the Gaming Facility (but not including (a) any and all slot machines at the Casino,(b) any and all slot data systems or player tracking systems or any other computer systems whether or not used in connection with such slot machines or gaming devices at the Casino, and (c) any and all signage on the Casino Barge), all as described in Schedule 1.2(a)(i) hereto (the "Equipment");

     (ii) all of the rights and interest of Seller in any real estate located in Biloxi, Harrison County, Mississippi (other than the office building and real and personal property located at 1848 Beach Boulevard), all as more particularly described in Schedule 1.2(a)(ii) hereto (including all appurtenances, easements and other rights related thereto and buildings, structures, and other improvements erected thereon) (the "Real Estate");

     (iii) the rights and leasehold interests created pursuant to the Lease Agreements set forth on Schedule 1.2(a)(iii) hereto (the "Lease Agreements") (all of the property that Seller is leasing or in which Seller has any rights under the Lease Agreements shall herein be referred to as the "Leased Property");

     (iv) the Casino Barge (the "Casino Barge") presently docked at the Gaming Facility (U.S. Coast Guard Official Number 522588), together with any and all engines, boilers, machinery, components, masts, boats, anchors, cables, chains, rigging, tackle, apparel, furniture, capstans, outfit tools, pumps, gear, furnishings, appliances, fittings, spare and replacement parts, and any and all other appurtenances appertaining or belonging thereto, and, whether on board or not on board, all log books, manuals, trip records, maintenance reports, inspection records, seaworthiness certificates, and other historical records or information relating to the Casino Barge in the possession of Seller or Parent Companies, and ramps, generators and related equipment (including, but not limited to, existing walkway coverings) located at the Gaming Facility;

     (v) all the licenses and permits with respect to the Gaming Facility as listed on Schedule 1.2(a)(v) hereto to the extent they are legally transferrable by Seller ("Assigned Permits");

     (vi) all records of Seller relating to the Gaming Facility not excluded under Section 1.2(b) herein, including, without limitation, fixed asset ledgers, operating and maintenance records, blueprints, drawings and other technical papers;

     (vii) to the extent assignable, all of the other contracts, leases and ground leases, subleases and agreements listed in Schedule 1.2(a)(vii) hereto (the "Assigned Contracts");

     (viii) to the extent consents to assignment are obtained prior to the Closing, the contracts, leases, ground leases, subleases and agreements listed on Schedule 1.2(a)(viii) hereto (those scheduled items for which consents to assignment are obtained, the "Contingently Assigned Contracts", and any real estate which is the subject of any such Contingently Assigned Contract being referred to herein as "Contingently Assigned Leased Property"); and

     (ix) any other assets of Seller not specifically excluded in Section 1.2(b) as Excluded Property.

     (b) The following items (the "Excluded Property") are not part of the Purchased Assets and are excluded from the term "Purchased Assets" as used throughout this Agreement: all of Seller's (i) rights under this Agreement, (ii) cash on hand (including cash in the hopper) and in banks, securities such as certificates of deposit, treasury notes and other types of liquid investments and current assets including accounts receivable, (iii) corporate stock records, seal and minute books of Seller, (iv) books of account and original entry, tax returns and schedules, (v) market data and studies and engineering and research data and studies either not directly related to the Gaming Facility or related to the operation or future operation of the Gaming Facility within the context of Seller's business, (vi) inventories located at the Gaming Facility, (vii) any and all slot machines at the Casino, any and all slot data systems or player tracking systems or other computer systems whether or not used in connection with such slot machines or gaming devices at the Casino and any and all signage on the Casino Barge and any other signage, (viii) items of equipment and personal property leased by Seller under leases (other than the Assigned Contracts and Lease Agreements) and all other agreements and contracts of Seller not expressly assumed hereunder; (ix) any and all assets of Seller not located on, related to or used in the operation of the Gaming Facility; (x) the office building and real estate and personal property located at 1848 Beach Boulevard;
(xi) the fishing yacht presently docked at Biloxi, Mississippi (U.S. Coast Guard Official Number 603495), together with any and all engines, boilers, machinery, components, masts, boats, anchors, cables, chains, rigging, tackle, apparel, furniture, capstans, outfit tools, pumps, gear, furnishings, appliances, fittings, spare and replacement parts, and any and all other appurtenances appertaining or belonging thereto, and, whether on board or not on board, all log books, manuals, trip records, maintenance reports, inspection records, seaworthiness certificates, and other historical records or information relating to the same in the possession of Seller or Parent Companies; and (xii) any intangible assets, including but not limited to trademarks, customer lists and know-how.

                                   ARTICLE II
                            Assumption of Liabilities

     2.1 Agreement to Assume. At the Closing (as herein defined), Buyer shall assume and agrees to discharge, perform or otherwise satisfy in accordance with their respective terms when due, only those liabilities and obligations of Seller which are enumerated specifically in Section 2.2, which shall consist of obligations arising thereunder after Closing (but not any obligations arising due to acts or omissions by Seller on or before the Closing Date unless otherwise indicated) (the "Assumed Liabilities"). It is expressly acknowledged and agreed that Buyer will not assume and shall not be liable, either expressly or impliedly, for any of the obligations or liabilities of Seller of any kind and nature other than those specifically enumerated in Section 2.2. Without limiting the foregoing, Buyer shall not assume or become liable (expressly or impliedly) with respect to any of the following: (a) any liability of Seller, either directly or indirectly, for either principal or interest, with respect to advances or loans made to or owed by Seller;

     (b) any liability or claim arising out of or related to the operation and use of the Purchased Assets or Seller's business or operations prior to the Closing Date (as hereinafter defined), including, without limitation, any obligations or liabilities of Seller with respect to contract, negligence, strict liability, product liability, intellectual property right infringement, or breach of warranty claims;

     (c) any liability arising out of any employee benefit plans maintained by Seller for the benefit of any employees of Seller or in which Seller participates, or any other liability of Seller with respect to any employees, including but not limited to incentive compensation plans, severance pay, accrued salaries, wages, bonuses, payroll taxes, hospitalization, medical, dental or disability insurance, deferred compensation and vacation and sick pay;

     (d) any liability attributable to personal or real property taxes assessed by any governmental entity, federal, state, or local, against any of the assets and rights to be conveyed hereunder arising for periods on or before the Closing Date, such taxes to remain the responsibility of Seller; and

     (e) any liability for any other tax assessed by any governmental entity, federal, state, or local, attributable to the business or operations of Seller relating to the period on or before the Closing Date, including but not limited to, any income, franchise, excise, sales, or use taxes.

Seller shall pay and discharge when due all of Seller's existing liabilities in connection with its ownership and operation of the Gaming Facility, other than the Assumed Liabilities.

     2.2 Description of Assumed Liabilities. The Assumed Liabilities shall consist of and be limited only to the following liabilities of Seller: (a) Liabilities and obligations of Seller arising after the Closing Date pursuant to those certain Lease Agreements, Assigned Contracts and Contingently Assigned Contracts all as set forth in Section 1.2(a) hereto; and

     (b) The liabilities and obligations arising after the Closing Date under or with respect to the Assigned Permits; and

     (c) The liabilities and obligations arising after the Closing Date under or
with  respect  to  the  items  listed  on  Schedule   2.2(c)   attached   hereto
(collectively, the "Permitted Exceptions").

                                   ARTICLE III
                  Purchase Price, Manner of Payment and Closing

     3.1 Purchase Price. In consideration of the sale, transfer, conveyance, assignment and delivery of the Purchased Assets by Seller to Buyer, and in reliance on the representations and warranties of Seller and Parent Companies stated herein, Buyer will in full payment thereof pay to Seller at Closing a total purchase price of Fifteen Million Dollars ($15,000,000.00), plus assumption of the Assumed Liabilities (the "Purchase Price"). 3.2 Manner of Payment of the Purchase Price. The Purchase Price shall be paid as follows at
Closing: (a) Buyer shall assume the Assumed Liabilities by execution and delivery of the Assignment and Assumption Agreement attached hereto as Exhibit A (the "Assignment and Assumption Agreement"); and (b) Buyer shall pay to Seller an amount equal to Fifteen Million Dollars ($15,000,000.00) by wire transfer of immediately available funds to such account as Seller shall designate by written notice delivered to Buyer at least two (2) days prior to the Closing (less and except $100,000 deposited in escrow pursuant to an Escrow Agreement dated

April 9, 1998 among Buyer, Seller and Trustmark National Bank, as Escrow Agent (the "Escrow Agreement") to the extent such deposit is released to Seller in accordance with the terms of the Escrow Agreement). 3.3 Time and Place of Closing. The transactions contemplated by this Agreement shall be consummated (the "Closing") at 10:00 a.m., prevailing business time, on the fifth business day after (i) receipt by Finance of the consent of the holders of the 11 7/8% First Mortgage Note Due 2001 issued by Finance (the "Bondholder Consent") and the receipt of the certificate required by &314(d) of the Trust Indenture Act of 1939 (the "TIA Certificate"), (ii) expiration of the period following notice under the WARN Act (as defined below), and (iii) expiration of all waiting periods required by the Hart-Scott-Rodino Act (as defined below). Closing shall take place at the offices of Watkins Ludlam Winter & Stennis, P.A., 633 North State Street, Jackson, Mississippi 39202, or at such other place as shall be mutually agreed upon by Seller and Buyer, as soon as practicable after the date hereof, but in no event later than September 1, 1998. The date on which the Closing shall be scheduled to occur in accordance with the preceding sentence is referred to in this Agreement as the "Closing Date."

                                   ARTICLE IV
                     Representations and Warranties of Buyer

     Buyer and Purchaser Parent, jointly and severally, represent and warrant to Seller as follows and agree that no specific representation or warranty shall limit the generality or applicability of a more general representation or warranty: 4.1 Corporate. Buyer is a corporation duly organized, existing and in good standing, under the laws of the State of Minnesota. Buyer is duly qualified as a foreign corporation, and is in good standing under the laws of the State of Mississippi. Buyer has all necessary corporate power to conduct its business as such business is now being conducted. Purchaser Parent is a corporation duly organized, existing and in good standing, under the laws of the State of Minnesota. 4.2 Power and Authority. Buyer and Purchaser Parent have full corporate power and authority to enter into this Agreement and the related agreements referred to herein and to carry out and perform this Agreement and the related agreements referred to herein. All proceedings or corporate action required to be taken by Buyer and Purchaser Parent relating to the execution and delivery of this Agreement and the related agreements referred to herein and the consummation of the transactions contemplated thereby have been taken. This Agreement has been duly executed and delivered by duly authorized officers of Buyer and Purchaser Parent and the agreements referred to herein shall be duly executed and delivered by duly authorized officers of Buyer or Purchaser Parent, as applicable. 4.3 Consents. No consent of any governmental authority or other person, other than filing under Section 7A(b)(1) of the Clayton Act (the "Hart-Scott-Rodino Act"), is required for the execution and delivery of this Agreement or the agreements referred to herein by Buyer and Purchaser Parent which has not been obtained or which, if not obtained, would materially interfere with the consummation of this Agreement and the transactions contemplated hereby; nor is any consent of any governmental authority required for the consummation by Buyer and Purchaser
Parent of any of the transactions contemplated by this Agreement or the agreements referred to herein which has not been obtained or which, if not obtained, would materially interfere with the consummation of such transactions.

     4.4 No Breach. Neither the execution and delivery of this Agreement or the agreements referred to herein by Buyer or Purchaser Parent, nor the consummation by Buyer or Purchaser Parent of the transactions contemplated thereby, will conflict with or result in a breach of any of the terms, conditions or provisions of Buyer's or Purchaser Parent's respective Articles of Incorporation or Bylaws, or of any statute or administrative regulation, or of any order, writ, injunction, judgment or decree of any court or governmental authority or of any arbitration award applicable to Buyer or Purchaser Parent. 4.5 Contracts. Neither Buyer nor Purchaser Parent is a party to any written or oral contract, agreement, indenture, mortgage, debenture, note or other instrument under the terms of which performance by Buyer or Purchaser Parent according to the terms of this Agreement or the related agreements referred to herein will be a default or will conflict or with passage of time or notice or both would be a default, or whereby timely performance by Buyer or Purchaser Parent according to the terms of this Agreement or the related agreements referred to herein may be prohibited, prevented or delayed. 4.6 Litigation and Claims. (a) There is no pending or, to Buyer's and Purchaser Parent's actual knowledge, threatened in writing litigation or proceeding in law or in equity, or governmental or other investigation before any commission or other administrative authority, with respect to which, if adversely decided against Buyer or Purchaser Parent, would prevent or delay the transactions contemplated herein.

     (b) Neither Buyer nor Purchaser Parent is a party to any decree, order or arbitration award (or agreement entered into in any administrative, judicial or arbitration proceeding,with any governmental authority) which would prevent or delay the transactions contemplated herein.

     (c) Neither Buyer nor Purchaser Parent is in violation of any decree, order or arbitration award applicable to Buyer or Purchaser Parent, or to Buyer's or Purchaser Parent's actual knowledge, any law, statute, or regulation currently in force and as presently applied and interpreted by the courts and regulatory authorities or under any agreement with, or any license or permit from, any federal, state or local governmental authority including, without limitation, laws, statute and regulations, which violation would prevent or delay the transactions contemplated herein.



                                    ARTICLE V
          Representations and Warranties of Seller and Parent Companies

     5.1 Seller's Representations and Warranties. Seller and Parent Companies, jointly and severally, represent and warrant to Buyer as follows and agree that no specific representation or warranty shall limit the generability or applicability of a more general representation and warranty: 5.2 Corporate. (a) Seller is a corporation duly organized, existing and in good standing, under the laws of the State of Mississippi and Seller has all necessary corporate power and authority to conduct its business as such business is now being conducted. Finance is a corporation duly organized, existing and in good standing under the laws of the State of Delaware. Parent is a corporation duly organized, existing and in good standing under the laws of the State of Delaware.

     (b) Seller and each of the Parent Companies have full corporate power and authority to enter into and perform this Agreement and the related agreements referred to herein. This Agreement has been duly executed and delivered by duly authorized officers of Seller and each of the Parent Companies and the related agreements referred to herein will be duly executed and delivered by duly authorized officers of Seller and each of the Parent Companies.

     (c) Subject to the receipt of the TIA Certificate, neither the execution and delivery of this Agreement by Seller or either Parent Company, nor the consummation by Seller or either Parent Company of the transactions herein contemplated, will conflict with or result in a breach of any of the terms, conditions or provisions of the Certificate of Incorporation or By-laws of Seller or either Parent Company, or of any statute or administrative regulation, or of any order, writ, injunction, judgment or decree of any court or any governmental authority or of any arbitration award applicable to Seller or either Parent Company.

     (d) Other than with respect to certain of the Lease Agreements, Assigned Permits, Assigned Contracts and Contingently Assigned Contracts as noted on the schedules at Section 1.2(a) hereto as requiring consents to assignment, and the Bondholder Consent for which such consents have not been obtained, no consent of or filing with any governmental authority or other person, other than filings required under the Hart-Scott-Rodino Act or notice under the WARN Act (as defined in 5.4 below), is required for the execution and delivery of this Agreement by Seller or either Parent Company which has not been obtained or which, if not obtained, would interfere with the consummation of this Agreement or the transactions contemplated hereby; nor is any consent of any governmental authority or other person, other than filings under the Hart- Scott-Rodino Act or notice under the WARN Act, required for the consummation by Seller or either Parent Company of any of the transactions contemplated by this Agreement which has not been obtained or which, if not obtained, would interfere with the consummation of such transactions or result in the imposition of any lien or encumbrance on any of Seller's property, the Purchased Assets or the Gaming Facility other than the Permitted Exceptions.

     (e) Neither the ownership nor use of Seller's properties nor the conduct of its business conflicts with the rights of any other person, firm or corporation or violates, or with or without the giving of notice or the passage of time, or both, will violate, conflict with or result in a default, right to accelerate or loss of rights under, any terms or provisions of any lien, encumbrance, mortgage, deed of trust, lease, license, agreement, understanding, law, ordinance, rule or regulation, or any order, judgment or decree to which Seller or either Parent Company is a party or by which any of them may be bound or affected, except for such violations or conflicts which will individually or in the aggregate not cause a material adverse effect to the Purchased Assets, this transaction or Buyer's continued use of the Purchased Assets after Closing.

     5.3 Contracts.

     (a) Schedule 1.2(a)(iii) contains a complete list and true and correct copy of each of the Lease Agreements, Schedule 1.2(a) (vii) contains a complete list and a true and correct copy of each of the Assigned Contracts and Schedule 1.2(a)(viii) contains a complete list and true and correct copy of each of the Contingently Assigned Contracts which are to be assumed by Purchaser,

     (b) Seller or either Parent Company is not a party to, or bound by, any written or oral contract, agreement, indenture, mortgage, debenture, note or other instrument under the terms of which performance by Seller or either Parent Company according to the terms of this Agreement will be a material default or an event of acceleration, and whereby timely performance by Seller or either Parent Company according to the terms of this Agreement may be prohibited, prevented or delayed or will result in the imposition of a lien, claim or encumbrance on any of the Purchased Assets.

     (c) All of the Lease Agreements, Assigned Contracts and Contingently Assigned Contracts are valid and binding, enforceable in accordance with their respective terms, in full force and effect and, except as otherwise specified as requiring consent to assignment in the schedules to Section 1.2(a), including, without limitation,
Schedule 1.2(a)(viii), validly assignable to Buyer without the consent of any other party such that the instruments of assignment thereof to Buyer effectively will vest in Buyer Seller's interests therein, and there is not thereunder any existing default, or event which, after notice or lapse of time, or both, would constitute a default or result in a right to accelerate or loss of rights.

     (d) Other than gaming licenses, Schedule 1.2(a)(v) contains a true and correct listing of every current license, permit or governmental approval with respect to the Purchased Assets applied for, pending by, issued or given to Seller, and every unexpired agreement with governmental authorities (federal, state, local or foreign) entered into by Seller, which is in effect or has been applied for or is pending insofar as any of the above may relate to the Purchased Assets.

     (e) On the date hereof and through the date of Closing, Seller possesses and shall possess the Assigned Permits and the Assigned Permits constitute all licenses, permits and governmental approvals and authorization which are required in order for Seller to maintain the Purchased Assets in their current condition and location.

     (f) Seller is not subject to any legal obligations to renegotiate, nor does Seller have actual knowledge of a claim for a legal right to renegotiate, any contract, loan, agreement, lease, sublease or instrument to which it is now or has been bound insofar as it may relate to any of the Purchased Assets, including the Lease Agreements, Assigned Contracts, Assigned Permits and Contingently Assigned Contracts.

     5.4 Employees. Seller and Parent Companies have determined to close the Gaming Facility upon or before Closing. Seller and Parent Companies acknowledge that Buyer will assume no employment agreements or other obligations or liabilities to Seller's employees or any liabilities arising out of any employee benefit plans maintained by Seller for the benefit of any employees of Seller or in which Seller participates. Seller and Parent Companies shall be responsible for the termination of all employees of Seller and any and all liabilities related thereto prior to Closing and compliance with all applicable laws with respect to the termination of Seller's employees, including the Worker Adjustment and Retraining Notification Act 29, USC &101, et seq. (the "WARN Act"). Seller and Parent Companies shall indemnify and hold harmless Buyer and Purchaser Parent from any violations by Seller and Parent Companies of the

WARN Act or the failure of Seller or Parent Companies to comply with any other applicable laws relating to termination of Seller's employees and closing of the Gaming Facility. 5.5 Litigation and Claims. (a) There is no pending or, to Seller's and Parent Companies' actual knowledge, threatened in writing litigation or proceeding in law or in equity, or governmental or other investigation before any commission or other administrative authority, with respect to the Gaming Facility or the Purchased Assets or the Assumed Liabilities which, if adversely decided against Seller, would have a material adverse impact or constitute a lien or encumbrance upon any of the Purchased Assets, the Assumed Liabilities or the Gaming Facility, except as set forth on
Schedule 5.5(a) attached hereto.

     (b) Seller or either Parent Company is not a party to any decree, order or arbitration award (or agreement entered into in any administrative, judicial or arbitration proceeding with any governmental authority) with respect to or affecting the Gaming Facility or any of the Purchased Assets.

     (c) Seller or either Parent Company is not, with respect to the Purchased Assets, in violation of any decree, order or arbitration award applicable to Seller or either Parent Company or, to Seller's or either Parent Company's actual knowledge, any law, statute, or regulation currently in force and as presently applied and interpreted by the courts and regulatory authorities, or under any agreement with, or any license or permit from, any federal, state or local governmental authority including, without limitation, laws, statutes and regulations relating to equal employment opportunities, fair employment practices, and sex, race, religious and age discrimination.

     5.6 Real Estate.

     (a) Other than the real estate located at 1848 Beach Boulevard, there is no other real estate used in connection with the business or operations of the Seller or the Casino except for the Real Estate, the Leased Property and the Contingently Assigned Leased Property (collectively, the "Real Estate Purchased Assets"). Seller enjoys peaceful and undisturbed possession of the Real Estate Purchased Assets subject to and in accordance with the terms and conditions of the Lease Agreements and the Contingently Assigned Contracts. The use of the Real Estate Purchased Assets by Seller does not currently violate any existing zoning ordinances. Neither Seller nor any Parent Company has any actual knowledge and has not received notice of any violation of any law, zoning ordinance, building or use statutes or regulation affecting the Real Estate Purchased Assets and has not received any notice of nor has any actual knowledge of any existing or threatened in writing condemnation or other legal action of any kind involving the Real Estate Purchased Assets which may affect the value of the Real Estate Purchased Assets. To the actual knowledge of Seller and Parent Companies, the current use of the

Real Estate Purchased Assets, and the activities conducted thereon are proper and in compliance with all applicable laws, rules and regulations and with proper permits and licenses.

     (b)  Other  than the Lease  Agreements,  Assigned  Contracts,  Contingently
Assigned Contracts or Permitted Exceptions, there are no contracts, leases or agreements to which the Seller or either Parent Company is a signatory in effect with respect to the Real Estate Purchased Assets of any kind or nature whatsoever, whether or not of record. Seller and Parent Companies have no actual knowledge of any other agreements which may have been entered into by the owners of the Leased Property and the Contingently Assigned Leased Property or any third party with respect to the Real Estate, other than items shown on the Title Binder.

     (c) No federal, state or local taxing authority has given written notice to Seller with regard to any tax deficiency, lien or assessment against the Real Estate Purchased Assets which, if due and payable, has not been paid.

     (d) There are no outstanding accounts payable or choate or inchoate mechanics' liens or rights to claim a mechanic's lien in favor of any contractor, materialman, laborer or any other Person in connection with any portion of the Real Estate Purchased Assets, except for any such liens or rights arising from actions of the owners of the Leased Property or the Contingently Assigned Leased Property of which Seller and Parent Companies have no actual knowledge.

     (e) The land adjacent abutting or contiguous to the Real Estate Purchased Assets is not used (except to the extent Seller shall have the right to such use) for the benefit of the Real Estate Purchased Assets for any purpose, including, but not limited to, storm drainage, utility service or access to the Real Estate Purchased Assets and such land is not in any way necessary for the operation or use of the Real Estate Purchased Assets. Seller has rights of ingress and egress from the Real Estate Purchased Assets to public streets and roads, and with respect to Leased Property or Contingently Assigned Leased Property are subject to the terms and conditions of the leases with respect thereto. Rights of ingress and egress from Parcel I (the tidelands parcel) to a public street or road is through Leased Property and is not direct access. All service utilities currently being used for operations at the Real Estate Purchased Assets are presently available and serving the Real Estate Purchased Assets in an adequate manner for its current use.

     (f) The respective real estate and personal property taxes and assessed valuations for the Real Estate Purchased Assets and Equipment included in the Purchased Assets most recently received by Seller prior to the date hereof are set forth in Schedule 5.6(f). Seller or either Parent Company has no actual knowledge of any increase or proposed increase in such real estate and personal property taxes or assessed valuations, except as may result from the consummation of the transactions contemplated hereby. There are no challenges or appeals by Seller or Parent Companies pending regarding the amount and/or payments of said real estate and personal property taxes or assessed valuations, and no special arrangements or agreements exist with any governmental authority with respect thereto (the representations and warranties contained in this paragraph shall not be deemed to be breached by any prospective increase in real estate and personal property tax rate or by any current proposals for tax increases of general applicability not specifically limited to the Real Estate Purchased Assets or Equipment).

     (g) Except for taxes which are payable after the date of Closing, Seller has paid all ad valorem taxes relating to the Purchased Assets which if not paid as of the date of this Agreement would be delinquent or which would create a material adverse effect or a lien on the Purchased Assets.

     5.7 Title to and Condition of the Purchased Assets.

     (a) Title. Except for Permitted Exceptions, Seller has good and marketable fee simple title to the Real Estate and good and marketable leasehold title to all the Leased Property and Contingently Assigned Leased Property and good and marketable title to all the other Purchased Assets. Except as set forth in
Schedule 5.7(a), none of the Purchased Assets is subject to any mortgage, pledge, lien, charge, security interest, encumbrance, restriction, lease, license, easement, liability or adverse claim of any nature whatsoever, direct or indirect, whether accrued, absolute, contingent or otherwise, except those Permitted Exceptions) and at the Closing the Purchased Assets shall only be subject to the Permitted Exceptions.

     (b) Condition. Except as set forth in that certain preliminary report for the parking garage dated June 1, 1998, by Reigstad & Associates, Inc. and that certain report for the Casino Barge dated June 1, 1998, by Arthur D. Darden Incorporated, to Seller's and Parent Companies' actual knowledge, all of the Purchased Assets (other than the land included in the Real Estate Purchased Assets) and their component parts are in good operating condition and repair, and to the Seller's and Parent Companies' actual knowledge, there are no structural defects on or in the Casino Barge or in any building or improvements located on the Real Estate Purchased Assets.

     (c) None of the warranties and representations contained in Sections 5.6 and 5.7 of this Agreement are intended by any party hereto to be for the benefit of or relied upon by any third party, including the Title Company.

     5.8 Environmental Matters. Except as disclosed on Schedule 5.8:

     (a) All federal, state and local permits, licenses and authorizations required for the use and operation of the Purchased Assets, including the Real Estate Purchased Assets, have been obtained and are presently in effect.

     (b) None of the Purchased Assets have been used by Seller or, to Seller's actual knowledge, by any other person at any time to handle, treat, store or dispose of any hazardous or toxic waste or substance, nor are any of the Purchased Assets or the

Real Estate Purchased Assets, including all soils, groundwaters and surface waters located on, in or under the Purchased Assets or the Real Estate Purchased Assets, contaminated with pollutants or other substances which contamination may give rise to a clean-up obligation under any federal, state or local law, rule, regulation or ordinance, including, but not limited to, the federal Comprehensive Environmental Response, Compensation and Liability Act, 42 USC 9601 et seq., and the common law.

     (c) To Seller's actual knowledge, there are no underground tanks located in, on or under the Real Estate Purchased Assets.

     (d) There are no outstanding violations or any consent decrees entered against Seller or either Parent Company regarding environmental and land use matters, including, but not limited to, matters affecting the emission of air pollutants, the discharge of water pollutants, the management of hazardous or toxic substances or wastes, or noise.

     (e) To Seller's actual knowledge, there are no claimed, threatened or alleged violations with respect to any federal, state or local environmental law, rule, regulation, ordinance, permit, license or authorization, and there are no present discussions with any federal, state or local governmental agency concerning any alleged violation of environmental laws, rules, regulations, ordinances, permits, licenses or authorizations.

     (f) All operations conducted by Seller or either Parent Company on the Real Estate Purchased Assets have been and are in substantial compliance with all federal, state and local statutes, rules, regulations, ordinances, permits, licenses and authorizations relating to environmental compliance and control.

     5.9 Disclosure. No representations and warranties by the Seller and Parent Companies in this Agreement and no statement in this Agreement or any schedule or exhibit or certificate furnished or to be furnished to Buyer on behalf of Seller and Parent Companies pursuant hereto contains or will contain any untrue statement of a material fact or omits to state a material fact or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

                                   ARTICLE VI
                          Conduct Prior to the Closing

     6.1 General. Seller and Parent Companies and Buyer and Purchaser Parent shall have the rights and obligations with respect to the period between the date hereof and the Closing Date which are set forth in the remainder of this
Article VI.

     6.2 Seller's Obligations. The following are Seller's and Parent Companies' obligations:

     (a) Seller and Parent Companies shall give to Buyer's officers, employees, attorneys, consultants and accountants reasonable access during normal business hours to all of the Purchased Assets and all contracts, documents and records of Seller and Parent Companies relating to the Gaming Facility and shall furnish to Buyer such available information relating to the Gaming Facility and Purchased Assets as Buyer may at any time and from time to time reasonably request, provided that any such access shall not unreasonably interfere with the business or operations of Seller or Parent Companies.

     (b) Seller shall not dispose of any of the Purchased Assets, or, without limitation by specific enumeration of the foregoing, enter into any other transaction or otherwise amend any contracts with respect to or affecting any of the Purchased Assets.

     (c) Seller and Parent Companies shall use their commercially reasonable efforts to obtain any consent or estoppel certificate or non-disturbance agreement or deliver any documents reasonably specified by Buyer for the assignment and assumption of the Lease Agreements, Assigned Contracts and Assigned Permits and the Assumed Liabilities and the release of the Purchased Assets from any and all liens, claims or encumbrances other than the Permitted Exceptions.

     (d) Seller and Parent Companies shall maintain in force through the Closing Date property and casualty and liability insurance coverage with respect to the Purchased Assets in such amounts and on such terms and conditions as are currently in force.

     6.3 Confidentiality and Disclosure Obligations.

     (a) Except as and to the extent required by law, Buyer or Purchaser Parent will not disclose or use, and will direct their representatives not to disclose or use to the detriment of Seller or Parent Companies, any Confidential Information (as defined below) with respect to Seller or Parent Companies furnished, or to be furnished, by Seller or Parent Companies or their respective representatives to Buyer or Purchaser Parent or their representatives, or otherwise obtained by Buyer or Purchaser Parent, at any time or in any manner other than in connection with the transactions contemplated by this Agreement. For purposes of this paragraph, "Confidential Information" means any information about Seller unless (i) such information is already known to Buyer or Purchaser Parent or their representatives or to others not bound by duty of confidentiality or such information becomes publicly available through no fault of Buyer or Purchaser Parent or their representatives, (ii) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the acquisition of the Purchased Assets, or (iii) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings. Upon the written request of Seller and Parent Companies, Buyer and Purchaser Parent will promptly return to Seller or destroy any Confidential Information in its possession and certify in writing to Seller and Parent Companies that they have done so.

     (b) Except as and to the extent required by law, without the prior written consent of the other party, neither Buyer or Purchaser Parent nor Seller or Parent Companies will, and each will direct its representatives not to, make, directly or indirectly, any public comment statement, or communication with respect to, or otherwise to disclose or to permit the disclosure of the existence of this Agreement between the parties or any of the terms, conditions, or other aspects of the transaction. If a party is required by law to make any such disclosure, it must first provide to the other party the content of the proposed disclosure, the reasons that such disclosure is required by law, and the time and place that the disclosure will be made.

     6.4 Joint Obligations. The following shall apply with equal force to Seller and Buyer:

     (a) Prior to Closing, each party shall promptly give the other party written notice of the existence or occurrence of any condition of which such party may obtain notice or otherwise discover which would make any representation or warranty herein contained of such party untrue or which might reasonably be expected to prevent the consummation of the transactions herein contemplated.

     (b) No party shall intentionally perform any act which, if performed, or omit to perform any act which, if omitted to be performed, would prevent or excuse the performance of this Agreement by such party or which would result in any representation or warranty herein contained of such party being untrue in any material respect as if originally made on and as of the Closing Date.

     (c) The parties shall promptly make and diligently pursue all filings and perform all acts required by them, respectively, under the Hart-Scott-Rodino Act; and, in addition to the conditions set forth in Article VI, the parties' obligations under this Agreement shall each be conditional upon the expiration or early termination of the waiting period set forth in the Hart-Scott-Rodino Act and the rules promulgated thereunder.

     6.5 Title Binder and Policy, Survey.

     (a) Title Binder. Buyer, at the cost of Buyer, has secured a current Commitment for Title Insurance (No. 1006.A.2, dated as of May 21, 1998 at 8:00 a.m.) (the "Title Binder") issued by First American Title Insurance Company (the "Title Company"). The Title Binder sets forth the state of title to the Real Estate Purchased Assets, together with a listing of each of the mortgages, deeds of trust, liens, claims, encumbrances, easements, servitudes, charges, equities, covenants, conditions, reservations, restrictions, rights-of-way, or other matters affecting title to the Real Estate Purchased Assets which would appear in an owner's title policy when issued at the Closing (all of which are herein referred to collectively as the "Exceptions to Title"). The Title Binder contains the express commitment of the Title Company to issue the Title Policy (as hereinafter defined) to Buyer in an amount equal to the purchase price of the Real Estate Purchased Assets, insuring such title to the Real Estate Purchased Assets as is specified in the Title Binder. Buyer shall deliver to Seller any updates and revisions to the Title Binder upon receipt by Buyer thereof.

     (b) Seller's and Parent Companies' Obligation to Cure. To the extent that exceptions to the title to the Real Estate Purchased Assets have been raised in the Title Binder other than the Permitted Exceptions, then Seller and Parent Companies shall, prior to the Closing Date, either satisfy such exceptions at Seller's and Parent Companies' sole cost and expense, or promptly notify the Buyer in writing as to which exceptions Seller and Parent Companies cannot or will not satisfy at Seller's or Parent Companies' expense. If Seller and Parent Companies elect to satisfy the exceptions, Seller may adjourn the Closing Date for a reasonable time to affect such cure (not to exceed 90 days) and extend by the same number of days the deadlines of September 1, 1998, set forth in Section 11.2(b) and (c) hereof. In the event that Seller or the Parent Companies fail or refuse to satisfy any of such exceptions, the Buyer shall have the option of either consummating the transactions herein contemplated and accepting the Real Estate Purchased Assets without having such exceptions satisfied (in which event such objections shall become Permitted Exceptions hereunder), or terminating this Agreement as provided in Section 11.2.

     (c) Title Policy. At the Closing, Buyer, at the cost of Buyer, shall cause an Owner's/Leasehold Title Policy (the "Title Policy") to be furnished to the Buyer. The Title Policy shall be issued by the Title Company and shall insure fee simple, indefeasible title to the Real Estate and valid leasehold interest in the Leased Property and the Contingently Assigned Leased Property. The Title Policy may contain the Permitted Exceptions, but shall contain no additional exceptions to title to the Real Estate Purchased Assets. Buyer shall deliver a copy of the Title Policy to Seller upon receipt by Buyer thereof.

     (d) Survey. Buyer, at Buyer's expense, has obtained a complete, current certified survey of the Real Estate Purchased Assets made by Brown & Mitchell and prepared in accordance with ALTA requirements (the "Survey"). The certified survey shows the number of square feet of area included in the Real Estate Purchased Assets, easements or encroachments on the Real Estate Purchased Assets, access from the Real Estate Purchased Assets to a dedicated public road, flood hazard data and improvements concerning the Real Estate Purchased Assets. Attached hereto as Schedule 6.5(d) is a listing of such objections to the survey as the Buyer has concerning easements or encroachments from surrounding property onto the Real Estate Purchased Assets, reasonable access from the Real Estate Purchased Assets to a dedicated public road, the Real Estate Purchased Assets are located in a flood hazard zone that is unacceptable to the Buyer or any other matter which Buyer finds unacceptable (the "Survey Exceptions"). Seller and Parent Companies shall either satisfy such Survey Exceptions at Seller's and Parent Companies' sole cost and expense or promptly notify the Buyer in writing as to which Survey Exceptions Sellers and Parent Companies cannot or will not satisfy at Seller's and Parent Companies' expense. In the event the Seller fails or refuses to satisfy any such Survey Exceptions, the Buyer shall have the option of either consummating the transactions herein contemplated and accepting the Real Estate Purchased Assets without having such Survey Exceptions satisfied or terminating this Agreement as provided in Section 11.2.



                                   ARTICLE VII
                              Conditions to Closing

     7.1 Conditions to Seller's Obligations. The obligation of Seller and Parent Companies to consummate the transactions contemplated hereby is subject to fulfillment of all of the following conditions precedent on or prior to the Closing Date:

     (a) Each and every representation and warranty made by Buyer or Purchaser Parent shall have been true in all material respects when made and shall be true in all material respects as if originally made on and as of the Closing Date.

     (b) All obligations of Buyer and Purchaser Parent to be performed hereunder through and including the Closing Date (including, without limitation, all obligations which Buyer or Purchaser Parent would be required to perform at the Closing if the transactions contemplated hereby was consummated) shall have been performed in all material respects.

     (c) All necessary governmental filings have been made and all governmental consents or approvals have been obtained and no suit, proceeding or investigation shall have been commenced or threatened by any governmental authority or private person on any grounds to restrain, enjoin or hinder, or to seek material damages on account of, or in connection with or related to, the transactions herein contemplated, and any and all waiting periods under the Hart-Scott-Rodino Act and the WARN Act shall have expired.

     (d) Buyer and Purchaser Parent shall have executed a notice to the Escrow Agent for release of the Deposit (as defined in the Escrow Agreement) to Seller at Closing.

     (e) All of the consents necessary for the consummation of the transactions contemplated herein shall have been subject to no conditions which are not satisfied as of the Closing Date.

     (f) Finance shall have received the TIA Certificate and Bondholder Consent with regard to the transaction contemplated herein.

     7.2  Conditions  to  Buyer's  Obligations.   The  obligation  of  Buyer  to
consummate the transactions contemplated hereby is subject to the fulfillment of all of the following conditions precedent on or prior to the Closing Date:

     (a) Each and every representation and warranty made by Seller or Parent Companies shall have been true in all material respects when made and shall be true in all material respects as if originally made on and as of the Closing Date.

     (b) All obligations of Seller and Parent Companies to be performed hereunder through and including the Closing Date (including, without limitation, all obligations which Seller and Parent Companies would be required to perform at the Closing if the transaction contemplated hereby was consummated) shall have been performed in all material respects.

     (c) Including but not limited to the consents and non-disturbance agreements set forth on Schedule 7.2(c) hereto, all of the consents and estoppel certificates in form satisfactory to Buyer (and without cost to Buyer) and necessary for the assignment of the Lease Agreements, Assigned Contracts and Assigned Permits shall have been obtained and all releases or satisfactions required to obtain a release of the Purchased Assets from any liens or encumbrances other than the Permitted Exceptions shall have been obtained subject to no conditions which are not satisfied as of the Closing Date, provided, however, that the failure to deliver such release or satisfaction at the Closing with respect to the Real Estate Purchased Assets shall not constitute a condition precedent to the Closing if the Title Company will omit such lien or encumbrance. Notwithstanding the foregoing, with regard to the Contingently Assigned Contracts, in the event Seller does not obtain consent to assignment thereof from the respective necessary third parties by the Closing Date, Buyer shall proceed to close the transactions (excepting such Contingently Assigned Contracts for which consents to transfer have not been obtained (the "Non-Assigned Contracts")) and any such Non-Assigned Contracts shall not be included in Purchased Assets, Seller shall retain all rights and obligations thereunder, Buyer shall have no right to any purchase price adjustments under this Agreement, and consents to transfer such Non-Assigned Contracts shall not be a condition to Closing hereunder; provided, however, Seller shall have a continuing obligation post-Closing to use commercially reasonable efforts and cooperate with the Buyer to obtain a consent to transfer of such Non-Assigned Contracts. In the event of receipt of consent to assignment of any of the Non-Assigned Contracts (in such form and substance reasonably satisfactory to Buyer), Seller shall assign and Buyer shall assume all of Seller's rights and obligations thereunder from and after the date of such consent subject to receipt of consents and non-disturbance agreements set forth on Schedule 7.2(c) hereto.

     (d) All necessary governmental consents or approvals have been obtained and no suit, proceeding or investigation shall have been commenced or threatened by any governmental authority or private person on any grounds to restrain, enjoin or hinder, or to seek material damages on account of, or in connection with or related to the transactions herein contemplated, and any and all waiting periods under the Hart-Scott- Rodino Act and the WARN Act shall have expired.

     (e) Seller shall have delivered to Buyer the written opinion(s) of counsel for Seller and Parent Companies, in form and substance as set forth on Exhibit B attached hereto.

     (f) Buyer shall have received evidence of satisfaction of all Exceptions to Title in the Title Binder not included in the Permitted Exceptions, satisfaction of all Survey Exceptions and satisfaction and cancellation of all encumbrances or liens affecting the Purchased Assets not included in the Permitted Exceptions, all in such form which shall be reasonably satisfactory to Buyer.

     7.3 Casualty. If, prior to Closing, any material portion of the Purchased Assets is damaged or destroyed, Buyer may terminate this Agreement and such termination shall be deemed to be a termination as a result of a failure of a condition precedent to Closing; provided, however, that the parties shall nevertheless be bound to perform all obligations specified in Sections 6.3 and
11.3 hereof. If, prior to Closing, any material portion of the Purchased Assets is damaged or destroyed, and Buyer elects to proceed with the Closing, and the transaction is consummated, any insurance proceeds received by Seller for repair or replacement of such damage or loss shall be assigned to Buyer for such repair or replacement. For purposes of this section, a "material portion of the Purchased Assets" shall mean damage or destruction that results in a repair or replacement cost of $50,000 or more.

                                  ARTICLE VIII
                                     Closing

     8.1 Form of Documents. At the Closing, the parties shall deliver the documents, and shall perform the acts, which are set forth in this Article VIII. All documents which Seller and Parent Companies shall deliver shall be in the form attached hereto or otherwise in form and substance reasonably satisfactory to Buyer. All documents which Buyer and Purchaser Parent shall deliver shall be in the form attached hereto or otherwise in form and substance reasonably satisfactory to Seller.

     8.2 Buyer's and Purchaser Parents' Deliveries. Subject to the fulfillment or waiver of the conditions set forth in Section 7.2, Buyer and Purchaser Parent shall execute and/or deliver at Closing to Seller all of the following:

     (a) the cash payment to be made at the Closing as provided in Section 3.2;

     (b) certificates of good standing of Buyer and Purchaser Parent, issued not earlier than ten (10) days prior to the Closing Date by the Secretary of State of Minnesota and the Secretary of State of Mississippi;

     (c) an incumbency and specimen signature certificate with respect to the officers of Buyer and Purchaser Parent executing this Agreement, and any other document delivered hereunder, on behalf of Buyer;

     (d) a certified copy of resolutions of each of Buyer's and Purchaser Parent's board of directors, authorizing the execution, delivery and performance of this Agreement;

     (e) the Assignment and Assumption Agreement;

     (f) a closing certificate executed by the president of Buyer and Purchaser Parent (or any other officer of Buyer and Purchaser Parent specifically authorized to do so), on behalf of Buyer and Purchaser Parent, pursuant to which Buyer and Purchaser Parent represent and warrant to Seller that Buyer's and Purchaser Parent's representations and warranties to Seller are true and correct in all material respects as of the Closing Date as if then originally made (subject to the provisions of Section 10.1 hereof), that all covenants required by the terms hereof to be performed by Buyer and Purchaser Parent at or before the Closing have been so performed, and that all documents to be executed and delivered by Buyer and Purchaser Parent at the Closing have been executed by duly authorized officers of Buyer and Purchaser Parent;

     (g) the notice to the Escrow  Agent for  release of the  Deposit to Seller;
and

     (h) without limitation by specific enumeration of the foregoing,  all other
documents   reasonably   required  to   consummate   the   transactions   herein
contemplated.

     8.3 Seller's and Parent Companies' Deliveries. Subject to the fulfillment or waiver of the conditions set forth in Section 7.1, Seller and Parent Companies shall upon Closing deliver to Buyer at the Gaming Facility physical possession of all tangible Purchased Assets, and shall execute (where applicable in recordable form) and/or deliver at Closing to Buyer (or Buyer shall have otherwise obtained) all of the following:

     (a) certificates of good standing of Seller and each Parent Company, issued not earlier than ten days prior to the Closing Date by the Secretary of State of each relevant jurisdiction;

     (b) an incumbency and specimen signature certificate with respect to the officers of Seller and each Parent Company executing this Agreement, and any other original document delivered hereunder, on behalf of Seller;

     (c) a certified copy of resolutions of Seller's and each Parent Company's board of directors, authorizing the execution, delivery and performance of this Agreement;

     (d) a bill of sale, executed by Seller, conveying all of the tangible personal property constituting a part of the Purchased Assets to Buyer, free and clear of all liens, claims, encumbrances, and security interests except the Permitted Exceptions, and containing the warranties of title set forth in this Agreement;

     (e) the Assignment and Assumption Agreement;

     (f) a closing certificate duly executed by the president of Seller and each Parent Company (or any other officers of Seller and each Parent Company specifically authorized to do so), on behalf of Seller and each Parent Company, pursuant to which Seller and each

Parent Company represents and warrants to Buyer that Seller's and each Parent Company's representations and warranties to Buyer are true and correct in all material respects as of the Closing Date as if then originally made (subject to the provisions of Section 10.1 hereof), that all covenants required by the terms hereof to be performed by Seller on or before the Closing Date have been so performed, and that all documents to be executed and delivered by Seller at the Closing have been executed by duly authorized officers of Seller and each Parent Company;

     (g) to the extent not obtained by the Title Company, copies of UCC, federal and state tax lien and bankruptcy searches with respect to Seller and each Parent Company, for the State of Mississippi, and Harrison County, Mississippi, prepared by the UCC Clerks of the Chancery Clerk's offices and Secretary of State's office or search companies reasonably satisfactory to Buyer, and dated not earlier than fifteen (15) days prior to the Closing Date and an abstract of title with respect to the Casino Barge dated not earlier than fifteen (15) days prior to the Closing Date;

     (h) a general warranty deed with respect to Parcel 7 (Holt) and Parcel 2 (Nguyen) as identified on Schedule 1.2(a)(ii) and a special warranty deed with respect to Parcel 5 (People's Bank) as identified on Schedule 1.2(a)(ii), together with any necessary transfer declarations, and a quit-claim Deed with respect to the legal descriptions for the Real Estate as shown on the Survey;

     (i) the Buyer shall have obtained the Title Policy subject only to the Permitted Exceptions and the Survey;

     (j) a release of the Purchased Assets from all liens and encumbrances other than the Permitted Exceptions as of the Closing Date or in lieu thereof, with respect to any of the Real Estate Purchased Assets, an omission by the Title Company of such lien or encumbrance;

     (k) consents or approvals and non-disturbance agreements, as necessary, for the assignment and assumption of the Lease Agreements, Assigned Contracts, and Assigned Permits, and Contingently Assigned Contracts; and

     (l) a bill of sale in form  satisfactory  for  filing  with the U.S.  Coast
Guard  for  the  Casino  Barge   together  with  the  original   certificate  of
documentation on the Casino Barge;

     (m) without limitation by specific enumeration of the foregoing,  all other
documents   reasonably   required  to   consummate   the   transactions   herein
contemplated.

     8.4 Closing Adjustments and Prorations. Adjustments to the Purchase Price shall be made between Seller and Buyer and shall be prorated on a per diem accrual basis as of the

Closing Date with respect to each of the following, such that Seller shall receive the benefit of all revenues and be responsible for all expenses and liabilities allocable to the period prior to and through the Closing Date and Buyer shall receive the benefit of all revenues and be responsible for all expenses and liabilities allocable to the period after the Closing Date: (a) any accrued taxes with respect to the Real Estate not yet due and payable including taxes for the then current tax fiscal year and any installment of taxes due and payable for any prior tax fiscal year, shall be prorated as of the Closing Date. If the Closing occurs prior to the receipt by Seller of the tax bill for the tax fiscal year in which the Closing occurs or for any prior tax fiscal year, Buyer and Seller shall prorate Real Estate taxes for such tax fiscal year or years based upon the amount of the Real Estate taxes for the most recent tax fiscal year for which a tax bill is available. Thereafter, upon receipt of the tax bill or bills for the tax fiscal year in which the Closing occurs and for any prior tax fiscal years, the proration of such taxes shall be recalculated based upon the amount of Real Estate taxes shown by such tax bill or bills, and Buyer or Seller and Parent Companies, as the case may be, shall pay to the other on demand the amount that may be necessary to effectuate the adjustment;

     (b) all personal property taxes, and water and sewer rents, rates and charges shall be prorated as of the Closing Date. If the amount of any such item is unascertainable on the Closing Date, the proration therefor shall be based on the most recent available bill. Thereafter, if the actual amount of any such item, when later determined, and prorated as of the Closing Date, differs from the proration made therefor at Closing, Buyer and Purchaser Parent or Seller and Parent Companies, as the case may be, shall pay to the other on demand the amount that may be necessary to effectuate such adjustment;

     (c) utilities (including, without limitation, contracts for the supply of heat, steam, electric power, gas, lighting, telephone and telex contracts), payable by Seller, based upon the last reading of meters, prior to the Closing, which readings Seller shall obtain not more than two days prior to the Closing, shall be prorated. Seller shall endeavor to obtain meter readings on the Closing Date, and if such readings are obtained, there shall be no proration of such items and Seller shall pay the bills therefor for the period to the Closing Date, and Buyer shall pay the bills therefor for the period subsequent to the Closing Date as and when rendered;

     (d) all rents under the Lease Agreements and payments under the Assigned Contracts and the Contingently Assigned Contracts shall be prorated between Seller and Buyer; provided, however, that any deposits made by Seller under the Lease Agreements and the Assigned Contracts and the Contingently Assigned Contracts shall be credited to Seller and Buyer shall pay to Seller the value of such deposits on the Closing Date in the form of a Purchase Price adjustment;

     (e) any other prepaid items with respect to the Purchased Assets shall be prorated between Seller and Buyer;

     (f) (i) Any proration permitted and agreed to under this Agreement for any reason not apportioned at the Closing shall be apportioned as soon thereafter as practicable. If any mutual mistakes, including without limitation, any erroneous mathematical calculations, are made in any apportionment at the Closing, Seller and Buyer shall, within forty-five (45) days after the Closing, correct said mistakes and make any payment required to produce an accurate apportionment. Any party requesting such a correction (the "Requesting Party") shall present a detailed accounting in writing, together with supporting documentation of all prorations required by subsections (a), (b), (c), (d) and (e) within forty-five
(45) days after the Closing. If either party disputes the other party's proration, the disputing party shall provide written notice to Requesting Party of such dispute together with all necessary detail and supporting documentation within fifteen (15) days of receipt of the proposed corrected proration. All such disputes shall be resolved by the parties in good faith.

     (ii) In the event that Seller and Buyer are unable to resolve any such dispute within ten (10) days following delivery of such notice, Seller and Buyer shall together designate a third-party accounting firm (the "Arbitrating Accountants") to act as arbitrator with respect to any such dispute. In the event that Seller and Buyer are unable to agree as to the identity of such Arbitrating Accountants, each of Seller and Buyer shall identify a third-party accounting firm, and the two (2) accounting firms so designated shall themselves identify the Arbitrating Accountants.

     (iii) In the event of a dispute, as aforesaid, the Arbitrating Accountants shall be instructed to review the proration required by subsections (a), (b),
(c), (d) and (e), meet with Seller and Buyer to review the extent of any dispute, and resolve any such disputes as promptly as possible. The determination of the Arbitrating Accountants shall be final and binding upon Seller and Buyer. The costs of the Arbitrating Accountants shall be borne equally by Seller and Buyer.



                                   ARTICLE IX
                             Post-Closing Agreements

     9.1 Post-Closing Agreements. From and after the Closing, the parties shall have the respective rights and obligations which are set forth in the remainder of this

                                   Article IX.

     9.2 Further Assurances. The parties shall execute such further documents, and perform such further acts, as may be necessary to transfer and convey the Purchased Assets to Buyer, on the terms herein contained, and to otherwise comply with the terms of this Agreement and consummate the transactions herein provided. To the extent that consents to assignment from third parties are required under any of the Lease Agreements, Assigned Contracts or Assigned Permits and such consents have not been obtained by the Closing Date, and Buyer agrees to close the transactions contemplated by this Agreement notwithstanding the lack of such consents, Seller agrees to exercise reasonable efforts to obtain such consents subsequent to the Closing Date.

                                    ARTICLE X
                                Indemnification

     10.1 General. From and after the Closing, the parties shall indemnify each other as provided in this Article X. For the purposes of this Article X, each party shall be deemed to have remade all of its representations and warranties contained in this Agreement on the Closing Date with the same effect as if originally made at such time, provided, however, that to the extent a party has notified the other parties in writing of an untrue representation, breach of warranty or nonfulfillment of any covenant by such notifying party no later than two (2) days prior to Closing, and the other parties receiving such notification elect to close the transactions contemplated by this Agreement, such representation, warranty or covenant, as appropriate, shall be deemed to have been remade on the Closing Date as modified to the extent of any such notification by a certificate of such notifying party stating the modified representation, warranty or covenant to be delivered at Closing. 10.2 Seller's and Parent Companies' Indemnification Covenants. Seller and each Parent Company shall indemnify and hold Buyer and Purchaser Parent and their officers, directors and their successors and assigns, forever harmless against and from all liability, demands, claims, actions or causes of action, assessments, losses, fines, penalties, costs, damages and expenses, including, without limitation, those asserted by any federal, state or local governmental entity, third party, or former or present employee of Seller or Purchaser Parent, including reasonable attorneys' and expert witness fees, sustained or incurred by any of them as a result of or arising out of or by virtue of:

     (a) any untrue representation, breach of warranty or nonfulfillment of any covenant by Seller or any Parent Company contained herein or in any certificate, document or instrument delivered to Buyer or Purchaser Parent pursuant hereto or in connection herewith, unless Seller and Parent Companies have notified Buyer and Purchaser Parent in writing of such breach or falsity prior to Closing and Buyer and Purchaser Parent have elected to proceed with Closing;

     (b) any liabilities of Seller or any Parent Company not specifically assumed by Buyer pursuant to the terms of this Agreement;

     (c) any and all debts, liabilities or obligations of Seller or any Parent Company, direct or indirect, fixed, contingent or otherwise, which exist at or as of the date of the Closing hereunder or which arise after the Closing but which are based upon or arise from any act, transaction, circumstance, sale of goods or services, state of facts or other condition which occurred or existed on or before the date of the Closing, whether or not then known, due or payable, except for the Assumed Liabilities;

     (d) any claim for finders fee or brokerage or other commission arising by reason of any services alleged to have been rendered to or at the instance of Seller or any Parent Company with respect to this Agreement or any of the transactions contemplated hereby; and

     (e) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including, without limitation, legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

     10.3 Buyer's Indemnification Covenants. Buyer and Purchaser Parent shall indemnify and hold Seller and each Parent Company, and their officers, directors, successors and assigns, forever harmless against and from all liability, demands, claims, actions or causes of action, assessments, losses, fines, penalties, costs, damages and expenses, including, without limitation, those asserted by any federal, state or local governmental entity or third party or former or present employee of Buyer or Purchaser Parent, including reasonable attorneys' and expert witness fees, sustained or incurred by Seller or each Parent Company and their successors and assigns, as a result of or arising out of or by virtue of: (a) Any untrue representation, breach of warranty or nonfulfillment of any covenant or agreement by Buyer or Purchaser Parent contained herein or in any certificate, document or instrument delivered to Seller pursuant hereto or in connection herewith, unless Buyer or Purchaser Parent have notified Seller and Parent Companies in writing of such breach or falsity prior to Closing and Seller and Parent Companies have elected to proceed with Closing;

     (b) Any of the Assumed Liabilities; and

     (c) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including, without limitation, legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

     (d) any and all debts, liabilities or obligations of Buyer or Purchaser Parent, direct or indirect, fixed, contingent or otherwise, regarding the Purchased Assets which are based upon or arise from any act, transaction, circumstance, sale of goods or services, state of facts or other condition which occurs after the date of the Closing; and

     (e) any claim for finder's fee or brokerage or other commission arising by reason of any services alleged to have been rendered to or at the instance of Buyer or Purchaser Parent with respect to this Agreement or any of the transactions contemplated hereby.

     10.4  Procedure for  Indemnification.  Each party  indemnified  pursuant to
Section 10.2 or Section 10.3 (an "Indemnified Party") shall notify the indemnitor (the "Indemnifying Party") in writing of any claim for indemnification hereunder, describing the claim, the amount thereof, if reasonably determinable, and the basis therefor within 60 days after such Indemnified Party shall have had actual notice thereof. The Indemnifying Party shall respond in writing to each such claim within 30 days of receipt of such notice. Failure to so respond within such time period shall constitute an absolute admission of liability by the Indemnifying Party failing to respond for the claim or claims to which the notice related. No action shall be taken pursuant to the provisions of this Agreement or otherwise by the Indemnified Party (except with respect to claims made by a third party or unless the claim if not first paid, discharged or complied with would result in the interruption or cessation of the conduct of business of the Indemnified Party, in which case the Indemnified Party may act individually) until the later of (i) the expiration of the 30-day response. period; or (ii) 30 days following the termination of the 30-day response period if a response received within such 30-day period requested an opportunity to cure the mater giving rise to indemnification (and, in such event, the amount of such claim for indemnification shall be reduced to the extent so cured within such 30-day cure period). If such demand is based on a claim by a third party, prompt written notice thereof shall be given by the Indemnified Party to the Indemnifying
Party, and the Indemnifying Party shall have the right to assume by written notice within ten (10) days of notice thereof the control of the defense thereof, at its own expense, and to employ counsel satisfactory to it and the Indemnified Party in connection therewith, if the claim seeks only monetary damages but if the claim seeks injunctive or other equitable relief or the claim if not first paid, discharged or complied with would result in the interruption or cessation of the conduct of business of the Indemnified Party, then the Indemnified Party may act immediately and if so acts shall control the defense thereof. Any payment, compromise or settlement of any third-party claim for which the Indemnifying Party has assumed the defense shall fully release the Indemnified Party and finally dispose of such matter or the consent of the Indemnified Party shall be required therefor. The party which does not control the defense shall cooperate fully to make available to the party controlling the defense all pertinent information under its control. In the event that the Indemnifying Party has failed to give notice of its election to assume defense, then in such event the Indemnified Party may assume control of the defense and settle or compromise such claim for the amount of and risk of the Indemnifying Party. 10.5 Reduction for Insurance, Etc. The amount which an Indemnifying Party is required to pay to, for, or on behalf of any other party pursuant to this Article X shall be reduced (including, without limitation, retroactively) by any proceeds from the Title Policy ("Insurance Proceeds") actually recovered by or on behalf of such Indemnified Party in reduction of the related indemnifiable loss (the "Indemnifiable Loss"). Notwithstanding the foregoing, the Indemnified Party agrees to first make a claim against the Title Policy for any indemnifiable loss covered under the Title Policy and only if such claim is denied in whole or part, or if the Title Company has failed to accept or deny such claim within ninety (90) days of the filing of such claim, may the Indemnified Party proceed against Seller or Parent Companies for such Indemnifiable Loss. Amounts required to be paid, as so reduced, are hereafter sometimes called an "Indemnity Payment." If an Indemnified Party shall have received or shall have paid on its behalf an Indemnity Payment in respect of an Indemnifiable Loss and shall subsequently receive directly or indirectly Insurance Proceeds in respect of such Indemnifiable Loss, then such Indemnified Party shall promptly reimburse to the Indemnifying Party a sum equal to the amount of such Insurance Proceeds, provided, however, that such reimbursement amounts shall not exceed the amount of the Indemnity Payment actually made by the Indemnifying Party. 10.6 Indemnification Threshold. No party to this Agreement shall be entitled to indemnification pursuant to this Agreement until the total amount for which such party shall have been entitled to such indemnification, but for this Section 10.6, exceeds fifty thousand dollars ($50,000) in the aggregate; provided, however, that once such amount exceeds fifty thousand dollars ($50,000), then, in that event, such party to be indemnified shall be entitled to indemnification for the total amount for which indemnification may be owing, including the first fifty thousand dollars ($50,000). Nothing contained in this
Section 10.6 shall in any manner constitute or be deemed to limit any claim by Seller, the Parent Companies, Purchaser Parent or Buyer arising out of a claim of fraud. 10.7 Nature and Survival of Representations and Warranties. Each statement, representation, warranty, indemnity, covenant and agreement made by Seller or any Parent Company in this Agreement or in any document, certificate or other instrument delivered by or on behalf of Seller or any Parent Company pursuant to this Agreement or in connection herewith shall be deemed the joint and several statement, representation, warranty, indemnity, covenant and agreement of Seller and each such Parent Company. Each statement, representation, warranty, indemnity, covenant and agreement made by Buyer or Purchaser Parent in this Agreement or in any document, certificate or other instrument delivered by or on behalf of Buyer or Purchaser Parent pursuant to this Agreement or in connection herewith shall be deemed the joint and several statement, representation, warranty, indemnity, covenant and agreement of Buyer and Purchaser Parent. All statements, representations, warranties, indemnities, covenants and agreements made by each of the parties hereto shall survive the Closing until a date three (3) years from the Closing Date, at which time all such statements, representations, warranties, indemnities, covenants and agreements shall expire (provided, however, that there shall be no expiration date with respect to the representations, warranties, indemnities, covenants and agreements made in Section 5.8 hereof). 10.8 Limitation of Liability,. The liability of the Seller and Parent Companies, jointly and severally, under this
Article X shall be limited to a maximum of $15,000,000.

                                   ARTICLE XI
                        Effect of Termination/Proceeding

     11.1 General. The parties shall have the rights and remedies with respect to the termination and/or enforcement of this Agreement which are set forth in this Article XI.

     11.2 Right to Terminate. Anything to the contrary herein notwithstanding, this Agreement and the transactions contemplated hereby may be terminated (the date upon which notice of termination is delivered being defined as the "Termination Date") absent fraud, malice or gross negligence on the part of the terminating party, subject to the provisions of Section 11.4, as follows:

     (a) by mutual consent of Buyer and Seller; or

     (b) by Seller if, as of September 1, 1998, any of the conditions to Sellers obligations set forth in Sections 6.4 and 7.1 have not been satisfied through no fault of Seller; or

     (c) by Buyer if, as of September 1, 1998, any of the conditions to Buyer's obligations set forth in Sections 6.4 and 7.2 have not been satisfied through no fault of Buyer; or

     (d) by Seller if, at any time prior to Closing, Buyer notifies Seller in writing that it cannot or will not be able to meet any condition of Seller to close through no fault of Seller and identifies such conditions and reasons for failure to satisfy any such conditions; or

     (e) by Buyer if, at any time prior to Closing, Seller notifies Buyer in writing that it cannot or will not be able to meet any condition of Buyer to close through no fault of Buyer and identifies such conditions and reasons for failure to satisfy any such conditions.

     11.3 Certain Effects of Termination. In the event of the termination of this Agreement by either Seller or Buyer as provided in Section 11.2:

     (a) each party, if so requested by the other party will redeliver promptly every document furnished to it by the other party (or any subsidiary, division, associate or affiliate of such other party) in connection with the transaction contemplated hereby, whether so obtained before or after the execution of this Agreement, and any copies thereof which may have been made, and will cause its representatives and any representatives of financial institutions and investors and any others to whom such documents were furnished promptly to return such documents and any copes thereof that may have been made; and

     (b) all information received by any party hereto or its affiliates or representatives with respect to the business of the other party hereto or its subsidiaries, divisions, affiliates or associates shall not, unless otherwise required by law, at any time be used for the advantage of, or caused to be disclosed to third parties by or used for any other reason by such party or its affiliates or representatives for any reason whatsoever.

Sections 6.3 and 11.3 shall survive any termination of this Agreement.

     11.4 Right to Damages. If this Agreement is terminated pursuant to Section 11.2, neither party hereto shall have any claim against the other unless the circumstances giving rise to the right to terminate were caused either by the other party's material breach of Article VI or Article VII or by any of the material representations and warranties contained in Article IV or Article V by such other party being in a material respect incorrect when made, or by a closing document delivered by such other party being materially incorrect when delivered; in which events termination shall not be deemed or construed as limiting or denying any legal or equitable right or remedy of said party, and said party shall be entitled to recover its costs and expenses which are incurred in pursuing its rights and remedies (including reasonable attorneys' fees).

     11.5 Specific Performance. No party shall be limited to the damages referenced in Section 11.4 and either party may seek specific performance of the obligations of the other party, but only to the extent that the party seeking specific performance would have a claim against the other party pursuant to
Section 11.4 if the party seeking specific performance had elected to terminate this Agreement.

     11.6 Other Remedies. Seller and Buyer agree that in the event either party defaults under the terms of this Agreement, the restrictions and obligations of which are reasonable and necessary and the violation of which would result in substantial and irreparable injury to the nondefaulting party, the remedies available to the nondefaulting party at law would be inadequate and that both parties' obligations under this Agreement may be specifically enforced.

     11.7 Attorneys Fees. If it should become necessary for any party to employ an attorney and seek to enforce its rights hereunder, then the prevailing party shall be entitled in addition to damages to all costs and expenses (including reasonable attorney's fees) paid or incurred regardless of whether suit is filed.

                                   ARTICLE XII
                                  Miscellaneous

     12.1 Fees. Seller and Buyer each represent and warrant to the other that the respective warrantor has not dealt with any person, firm or corporation who is or may be entitled to a broker's commission, finder's fee, investment banker's fee or similar payment from the other party for arranging these transactions or introducing the parties to each other.

     12.2 Publicity. Press releases concerning this transaction shall be made only with the prior written agreement of Seller and Buyer, and, in the event a press release is required by law, the written agreement of Seller and Buyer shall not be unreasonably withheld. Buyer and Seller acknowledge and agree that, after the Closing, Buyer and Seller shall each disclose this transaction and the terms of this Agreement on Form 8-K to be filed with the Securities and Exchange Commission, which filing shall include a copy of this Agreement.

     12.3 Notices. All notices required or permitted to be given hereunder shall be in writing and shall be deemed given when delivered in person, seven (7) business days after being deposited in the United States mail, postage prepaid, registered or certified mail, or the next business day if sent for overnight delivery by a nationally recognized courier service, addressed as follows: If to Seller, Finance or Parent, respectively, Addressed to the appropriate party: 220 Stewart Avenue Las Vegas, NV 89101 Attention: Rory Reid, Esq., General Counsel Fax: 702-477-3003

         with a copy to:
         McDermott, Will & Emery
         50 Rockefeller Plaza
         New York, NY 10020
         Attention: Brian Hoffmann, Esq.
         Fax: 212-547-5444

         If to Buyer, or Purchaser Parent, respectively,
         Addressed to the appropriate party:

         130 Cheshire Lane
         Minnetonka, MN 55305
         Attention: Joseph M. Valandra, Vice President
         Fax: 612-449-7022

         with a copy to:
         Watkins Ludlam Winter & Stennis, P.A.
         633 N. State Street
         Jackson, Mississippi 39205
         Attention: Thomas B. Shepherd III, Esq. and Gina M. Jacobs, Esq.
         Fax: 601-949-4804

and/or to such other respective addresses and/or addressees as may be designated by notice given in accordance with the provisions of this Section 12.3.

     12.4 Entire Agreement. This Agreement constitutes the entire agreement between the parties and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. Each schedule hereto shall be considered incorporated into this Agreement. Any amendments or alternative or supplementary provisions to this Agreement must be made in writing and duly executed by an authorized representative or agent of each of the parties hereto.

12.5
Non-Waiver. The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or the waiver by said party of any breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. A breach of any representation, warranty or covenant shall not be affected by the fact that a more general or more specific representation, warranty or covenant was not also breached.

     12.6 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one instrument.

     12.7 Severability. The invalidity of any provision of this Agreement or portion of a provision shall not affect the validity of any other provision of this Agreement or the remaining portion of the applicable provision.

     12.8 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONTROLLED AS TO VALIDITY, ENFORCEMENT, INTERPRETATION, CONSTRUCTION, EFFECT AND IN ALL OTHER RESPECTS BY THE INTERNAL LAWS OF THE STATE OF MISSISSIPPI APPLICABLE TO CONTRACTS MADE IN THAT STATE.

     12.9 Non-assignability. Neither Buyer, Purchaser Parent, Seller nor any Parent Company shall assign its respective rights or delegate its respective duties pursuant to this Agreement to any third party without the prior written consent of the other party, except that Buyer may assign its rights under this Agreement, for collateral security purposes, to its lenders providing financing for the transaction contemplated hereby or to another wholly-owned subsidiary of Purchaser Parent upon the written consent of Seller and Parent Companies, not to be unreasonably withheld. Purchaser Parent guarantees the obligation of Buyer or its assignee to fund the Purchase Price.

     12.10 Exclusive Dealing. Until the later of (i) the Closing Date or, (ii) the Termination Date:

     (a) Seller and Parent Companies will not, and will cause their officers, directors, employees and representatives not to, directly or indirectly, through any representative or otherwise, solicit or entertain offers from, negotiate with or in any manner encourage, discuss, accept, or consider any proposal of any other person relating to the acquisition of the Purchased Assets, in whole or in part, whether directly or indirectly, through purchase, merger, consolidation, or otherwise (other than sales of inventory in the ordinary course and other than as a result of a transaction involving an acquisition of any Parent Company through purchase, merger, consolidation, or otherwise); and

     (b) Seller and Parent Companies will immediately notify Buyer regarding any contact between Seller or any Parent Company and any other person regarding any such offer or proposal or any related inquiry (including, but not limited to, such a transaction involving any Parent Company).

     12.11 Break-up Fee. If (a) Seller or any Parent Company breaches  Paragraph
12.10 hereof, and (b) within six months after the date of such breach or the Termination Date, as the case may be, Seller or any Parent Company signs a letter of intent or other agreement relating to the acquisition of a material portion of the Purchased Assets, in whole or in part, whether directly or indirectly, through purchase, merger, consolidation, or otherwise (other than sales of inventory or immaterial portions of the Purchased Assets in the ordinary course) and such transaction is ultimately consummated, then, immediately upon the closing of such transaction, Seller and/or Parent Companies will pay to Buyer the sum of $3,000,000. In the event of termination of this Agreement due to a breach of Section 12.10, no party hereto, or any of its directors, officers or stockholders, shall have any liability or further obligation to any other party under this Agreement, except as provided in Sections 6.3 and 11.3 herein and this Section 12.11. 12.12 No Third Party Beneficiaries. Except for the provisions of Article X with respect to any officer or director of the parties, nothing in this Agreement shall confer any rights upon any person or entity not a party or a permitted assignee of a party to this Agreement. 12.13 Expenses:
Legal Fees and Costs. Whether the transaction contemplated by this Agreement is consummated or fails to be consummated for any reason whatsoever, each of the parties hereto shall pay its own expenses and the fees and expenses of its counsel and accountants and other experts; provided, however, in the event either party elects to incur legal expenses to enforce or interpret any provision of this Agreement, the prevailing party will be entitled to recover such legal expenses, including, without limitation, reasonable attorneys' fees, costs and necessary disbursements, in addition to any other relief to which such party shall be entitled. 12.14 Headings. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the parties to this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.




Attest:/s/ Rory J. Reid
       Title: Senior Vice President



Attest:/s/ Rory J. Reid
       Title: Senior Vice President



Attest:/s/ Rory J. Reid
       Title: Senior Vice President


Attest:
         Title:


Attest:
         Title:


SELLER:

LADY LUCK BILOXI, INC.

By:/s/ Andrew H. Tompkins
   Title: President


FINANCE:

LADY LUCK GAMING FINANCE
CORPORATION

By:/s/ Andrew H. Tompkins
   Title: Chief Executive Officer

PARENT:

LADY LUCK GAMING CORPORATION

By:/s/ Andrew H. Tompkins
   Title: Chief Executive Officer

BUYER:

GRAND CASINOS OF MISSISSIPPI, INC.-
BILOXI

By:/s/ Thomas J. Brosig
   Title: President

PURCHASER PARENT:

GRAND CASINOS, INC.

By:/s/ Thomas J. Brosig
   Title: President

                                  EXHIBIT 99.1

For release Friday,                 For further information contact:
June 12, 1998                       Lawrence Tombari, VP/CFO or
                                    Robert Walsh, Director of Corporate PR
                                    (702) 477-3000 or (800) 634-6580



             LADY LUCK GAMING CORPORATION CLOSES ON SALE OF BILOXI,
                      MISSISSIPPI FACILITY TO GRAND CASINOS
             Company Receives $15 Million Cash for Lady Luck Biloxi

     (Las Vegas, NV - June 12, 1998) - Lady Luck Gaming Corporation (NASDAQ - NNM - LUCKD) today announced it has closed on the sale of substantially all the assets associated with its Lady Luck Biloxi casino including real property, the casino barge, and other operating assets to Grand Casinos and has received payment of $15 million cash.

     Lady Luck Gaming will retain the gaming and computer equipment, and certain real property which is not contiguous with its Lady Luck Biloxi site. In 1997, Lady Luck Biloxi reported negative EBITDA of $(518,000). In the first quarter of 1998, the property reported negative EBITDA of $(828,000).

     Lady Luck Gaming Corporation is headquartered in Las Vegas, Nevada. The Company develops, owns, and operates riverboat and dockside casinos and related amenities in Mississippi and Iowa. The Company is also in the pre-development stages on projects in Missouri and Vancouver, British Columbia.

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97\40597\028\FORM8K.002

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